Exhibit 10.2

AMENDED AND RESTATED

ETHANOL MARKETING AGREEMENT*

THIS ETHANOL MARKETING AGREEMENT (the “Agreement”) is entered into on 29, 2007, to be effective as of the “Effective Date” (defined in Section 1(c) hereof), by and between Archer Daniels Midland Co., a Delaware corporation with its principal place of business in Decatur, Illinois (“ADM”), and LSCP, L.L.L.P., an Iowa limited liability limited partnership with its principal place of business in Marcus, Iowa (“LS”).

BACKGROUND

WHEREAS, ADM and LS are both in the business of processing corn to produce ethanol for commercial sale; and

WHEREAS, ADM has knowledge of the ethanol industry in the United States, and has experience related to ethanol marketing, sales, and distribution; and

WHEREAS, LS entered into an Ethanol Marketing Agreement ,dated February 19, 2002, with Minnesota Corn Processors, LLC (the “Initial Agreement”); and

WHEREAS, Minnesota Corn Processors, LLC subsequently assigned the Initial Agreement to ADM and ADM assumed all the rights, duties and obligations of Minnesota Corn Processors under the Initial Agreement; and

WHEREAS, LS and ADM believe that it would be in their mutual best interests for ADM to continue to purchase ethanol produced by LS, for purposes of marketing, selling, and distributing that ethanol, along with the ethanol produced by ADM; and

WHEREAS, LS and ADM desire to amend and restate the Initial Agreement, for purposes of setting out the terms and conditions of the business arrangement.

NOW, THEREFORE, the parties to this Agreement hereby covenant and agree as follows:

AGREEMENT

1.             TERMS OF THIS AGREEMENT.

(a)           The Initial Term.  The term of this Agreement will be for four years from its Effective Date, unless this Agreement is terminated earlier in the manner described below in Section 2.  That four-year period will hereafter be referred to as the “Initial Term.”

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

(b)           The Renewal Terms.  Unless this Agreement is terminated in the manner described below in Section 2, this Agreement will automatically renew for successive additional terms of one year each.  These additional terms will each be referred to hereafter as a “Renewal Term.”

(c)           Effective Date.  “Effective Date” means the earlier of the date upon which this Agreement is executed or February 19, 2007.

2.             TERMINATION.  This Agreement may be terminated under the circumstances set out below.

(a)           Termination for Intentional Misconduct.  If either party engages in intentional misconduct reasonably likely to result in significant adverse consequences to the other party, the party harmed or likely to be harmed by the intentional misconduct may terminate this Agreement immediately, upon written notice to the party engaging in the intentional misconduct.

(b)           Termination for Uncured Breach.  If one of the parties breaches the terms of this Agreement, the other party may give the breaching party a notice in writing which specifically sets out the nature and extent of the breach, and the steps that must be taken to cure the breach.  After receiving the written notice, the breaching party will then have thirty (30) days to cure the breach, if the breach does not involve a failure to make any payments which are required by this Agreement.

If the breach does involve a failure to make any payments which are required by this Agreement, then the breaching party will have five (5) days after receiving the written notice to cure the breach.  If the breaching party does not cure any breach within the applicable cure period, then the non-breaching party will have the right to terminate this Agreement immediately.

(c)         Termination at the End of the Initial Term or Any Renewal Term.  Either party may terminate this Agreement at the end of the Initial Term, or at the end of any Renewal Term, by providing the other party with a written notice of intent to terminate.  Such a written notice of intent to terminate must specify the proposed termination date, and must be received by the non-terminating party at least three (3) months before the proposed termination date.

(d)           Termination by Mutual Written Agreement.  This Agreement may also be terminated upon any terms and under any conditions which are mutually agreed upon in writing by the parties.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

3.             REPRESENTATIONS AND WARRANTIES OF LS.  In connection with its sale of ethanol to ADM under this Agreement, LS makes the following representations and warranties, for the benefit of ADM:

(a)           Good Title.  LS will have good and marketable title to all of the ethanol sold to ADM under this Agreement, free and clear of all liens and encumbrances.

(b)           Corporate Existence and Good Standing.  LS is a limited liability limited partnership validly existing and in good standing under the laws of the State of Iowa.

(c)           Corporate Authority and Corporate Approval.  LS has the power and authority to enter into this Agreement.  Further, LS has taken all corporate action necessary to authorize it to execute, become bound by, and perform its duties and obligations under this Agreement.

(d)           No Conflicts as to Law or Agreements.  The execution of this Agreement by LS, the sale and transfer of ethanol from LS to ADM, and the taking of all actions by LS under this Agreement do not require the consent of any person, entity, or agency; do not violate any law, rule, or regulation; and do not breach or violate any contract or agreement to which LS is a party, or by which LS is bound.

(e)           Compliance with Laws.  LS is now in compliance, and during the entire term of this Agreement will remain in compliance, with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations (“Laws”), other than Laws where neither the costs or potential costs of failing to comply, nor the costs or potential costs of causing compliance, would be material to LS or its business or assets.  The definition of Laws set out above includes, but is not limited to, the Toxic Substances Control Act (“TOSCA”), and all other laws related to the protection of the environment (“Environmental Laws”).

(f)            Complete and Accurate Disclosure.  LS has not withheld from ADM any documents, information, or material facts relating to LS’s ethanol production capabilities, and/or relating to the business operations of LS.  Further, no representation or warranty in this Agreement, or in any letter, certificate, exhibit, schedule, statement, or other document furnished or to be furnished pursuant to this Agreement, contains any untrue statement of a material fact.

(g)           Licenses and Permits.  LS now has, and will have at all times during the term of this Agreement, all of the licenses and permits necessary to operate the LS Production Facilities.

(h)           Production Capacity.  The amount of ethanol that LS is capable of producing each year, based on the nameplate design capacity of all of the LS Production Facilities, will hereafter be referred to as LS’s “Annual Production Capacity.”  The nameplate

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

design capacity of LS’s ethanol plant in Marcus, Iowa, is at least fifty-two million (52,000,000) gallons of ethanol per year and that is LS’s Annual Production Capacity as of the Effective Date of this Agreement.  LS has the plant capacity and the technical capability to produce the quality of ethanol required under this Agreement, in the quantities required under this Agreement.

LS is currently undergoing an expansion which will increase LS’s nameplate design capacity by an addition forty million (40,000,000) gallons of ethanol per year.  Upon completion of LS’s expansion, the nameplate design capacity and Annual Production Capacity of LS’s ethanol plant in Marcus, Iowa will be at least ninety-two million (92,000,000) gallons of ethanol per year.  At such time as the expansion is complete, ADM and LS agree that the nameplate design capacity and Annual Production Capacity will automatically increase to ninety-two million (92,000,000) gallons of ethanol per year.  LS shall provide ADM with written notice at such time as LS reasonably believes that such expansion is six (6) months from completion, three (3) months from completion and one (1) month from completion.

(i)            Product Quality.  All of the ethanol sold to ADM by LS under this Agreement will be of merchantable quality, and will be fit for its intended purpose.  All such ethanol must meet all applicable ASTM Standards, must meet the ethanol standards established by the Williams Pipeline test, and must meet the ethanol standards established by all other standard ethanol industry tests.

(j)            Patent Infringement.  LS is not now, and will not be at any time in the future during the term of this Agreement, infringing upon any patents or other intellectual property rights held by any other parties.

4.             REPRESENTATIONS AND WARRANTIES OF ADM.  In connection with providing the services on behalf of LS which are described in this Agreement, ADM makes the following representations and warranties, for the benefit of LS:

(a)           Corporate Existence and Good Standing.  ADM is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b)           Corporate Authority and Corporate Approval.  ADM has the power and the authority to enter into this Agreement.  Further, ADM has taken all corporate action necessary to authorize it to execute, become bound by, and perform its duties and obligations under this Agreement.

(c)           No Conflicts as to Law or Agreements.  The execution of this Agreement by ADM, the purchasing of ethanol from LS by ADM, and the taking of all actions by ADM under this Agreement do not require the consent of any person, entity, or agency; do not violate any law, rule, or regulation; and do not breach or violate any contract or agreement to which ADM is a party, or by which ADM is bound.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

(d)           Compliance with Laws.  ADM is now in compliance, and during the entire term of this Agreement will remain in compliance, with all applicable federal, state, local, and foreign laws, ordinances, orders, rules, and regulations (“Laws”), other than Laws where neither the costs or potential costs of failing to comply, nor the costs or potential costs of causing compliance, would be material to ADM or its business or assets.  The definition of Laws set out above includes, but is not limited to, the Toxic Substances Control Act (“TOSCA”), and all other laws related to the protection of the environment (“Environmental Laws”).

(e)           Licenses and Permits.  ADM now has, and will have at all times during the term of this Agreement, all of the licenses and permits necessary to perform its obligations under this Agreement.

(f)            Product Quality.  All of the ethanol produced by ADM and sold to its customers under this Agreement will be of merchantable quality, and will be fit for its intended purpose.  All such ethanol must meet all applicable ASTM Standards, must meet the ethanol standards established by the Williams Pipeline test, and must meet the ethanol standards established by all other standard ethanol industry tests.

(g)           Patent Infringement.  ADM is not now, and will not be at any time in the future during the term of this Agreement, infringing upon any patents or other intellectual property rights held by any other parties.

5.             QUANTITY.  During the entire term of this Agreement, LS agrees to sell to ADM, and ADM agrees to purchase from LS, all of the ethanol produced by LS at its production facility near Marcus, Iowa (the “LS Production Facilities”).

6.             PRODUCTION ESTIMATES.  As of the Effective Date of this Agreement, LS will provide ADM with LS’s best estimate of LS’s anticipated monthly ethanol production for the next twelve (12) months, to assist ADM in developing appropriate marketing strategies for the ethanol to be produced by LS.

On or before the first day of each month, LS will provide ADM with its updated best estimate of LS’s anticipated monthly ethanol production for the next twelve (12) months, so that ADM will have ethanol production estimates from LS twelve (12) months into the future during the entire time that this Agreement is in effect.

Once this Agreement has been terminated under Section 2(a), Section 2(b), or Section 2(d) above, LS will no longer be required to provide ADM with any further monthly ethanol production estimates, except to the extent required in any written termination agreement between the parties entered into under Section 2(d) above.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

Once either party has sent a written notice of intent to terminate this Agreement under Section 2(c) above, LS’s monthly ethanol production estimates must continue to cover the time period through the proposed termination date, but need not extend to any months after the proposed termination date.

7.             MONTHLY ETHANOL VOLUME REQUIREMENTS

(a)           Development of the Ethanol Volume Requirement.  On or before the first day of the month, LS will provide ADM with written notice setting out the number of gallons of ethanol that LS expects to produce and make available for sale under this Agreement during the next month (the “Ethanol Volume Requirement”).

For example, on or before April 1, the LS will provide ADM with its Ethanol Volume Requirement for the next month, which would be May.

(b)           Intent of the Parties to Transact at or Near Full Capacity.  Both parties acknowledge and agree that if market conditions and other conditions are favorable, LS intends to operate the LS Production Facilities at or near full capacity.

8.             SHORTFALLS IN THE MONTHLY ETHANOL VOLUME REQUIREMENTS OF LS.  To the extent that LS fails to produce enough ethanol to meet LS’s Ethanol Volume Requirement in any month, ADM will have the right to purchase ethanol elsewhere, in a commercially reasonable manner, in order to cover the shortfall.  All costs and expenses related to such purchases which are in excess of the costs and expenses that ADM would have incurred in the absence of such a shortfall will be charged to LS.

9.             EXCESS ETHANOL PRODUCTION.  To the extent that LS produces more than the Ethanol Volume Requirement for a particular month, ADM may, but is not required to take immediate delivery of such excess ethanol.  If ADM does not take immediate delivery of such excess ethanol, LS shall add such excess ethanol to the Ethanol Volume Requirement for the next month, and store such excess ethanol at its own expense until the next month.

10.           SERVICES TO BE PROVIDED BY ADM.  ADM in its sole discretion will provide, in good faith, the marketing, sales, storage, and transportation services for the ethanol produced under this Agreement.

11.           QUALITY ASSURANCE AND QUALITY CONTROL.

(a)           Ongoing QA and QC Support.  As reasonably requested by either party, ADM will provide reasonably appropriate quality assurance (“QA”) and quality control (“QC”) support to LS, to assist LS in consistently producing ethanol at the LS Production Facilities

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

which meets the standards for product quality which are set out in Section 3(i) of this Agreement.

(b)           LS’s Responsibility and Liability for the Ethanol that it Produces.  Notwithstanding ADM’s agreement to provide LS with QA and QC support in the manner described in this Section 11, the parties agree that LS will ultimately be responsible for the quality of the ethanol produced at the LS Production Facilities.  Further, the parties agree that LS, and not ADM, will be responsible and liable for all claims related to the quality of the ethanol produced by LS at the LS Production Facilities.

(c)           LS’s Release of ADM from Liability Related to QA and QC Support.  ADM’s agreement to provide QA and QC support to LS under this Agreement is a good faith attempt by ADM to help LS meet the ethanol quality standards set out in this Agreement, for the mutual benefit of ADM and LS.  However, ADM’s agreement to provide QA and QC support to LS does not constitute a warranty or a guarantee of any type with respect to the quality of the ethanol produced by LS.  Thus, LS and all of its related persons and organizations hereby release ADM and all of its related persons and organizations from all liability, in the absence of gross negligence and/or willful misconduct, related to the QA and QC support provided to LS by ADM under this Agreement.

12.           SALES TO ADM’S ETHANOL CUSTOMERS.  When ADM sells the ethanol produced under this Agreement to its customers, the parties understand and agree that the ethanol sales prices, and all other terms and conditions of ethanol sales to customers under this Agreement, will be established by ADM subject to commercially reasonable standards.  These decisions may be made by ADM, without the need for obtaining consent from LS.

13.           PAYMENTS TO ADM FOR SERVICES PROVIDED.  In exchange for the marketing, sales, storage, and transportation services provided by ADM under Section 10 above during the Initial Term, LS will pay ADM the sum of [*].  During each Renewal Term, the fee paid to ADM by LS for these same services will be negotiated and agreed upon by the parties.

During any time period after the Initial Term when the parties have not agreed upon the amount that LS will pay ADM for these services, the fee paid to ADM by LS for these services will be [*] LS will pay ADM this fee for services by the fourteenth day of each month, for the services provided and the gallons of ethanol sold by ADM during the previous month.

14.           INDEPENDENT CONTRACTOR STATUS OF ADM, AND EMPLOYMENT STATUS OF ADM’S EMPLOYEES.  Nothing contained in this Agreement, including the services to be provided by ADM on behalf of LS, will make ADM the agent of LS for any purpose.  ADM and its employees shall be deemed to be independent contractors, with full control over the manner and method of performance of the services they will be providing on behalf of LS under this Agreement.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

Any of the employees of ADM which are providing services on behalf of LS under this Agreement will remain employees of ADM.  These employees will continue to be paid by ADM and to enjoy the benefits to which they are entitled as employees of ADM, unless otherwise provided in any separate agreement covering the services of such employees.

15.           SEPARATE ENTITIES.  LS and ADM are separate entities.  Nothing in this Agreement or otherwise shall be construed to create any rights or liabilities of either party to this Agreement with regard to any rights, privileges, duties, or liabilities of the other party to this Agreement, except to the extent otherwise provided in this Agreement, or in any other agreement between the parties to this Agreement.

16.           ORDERING AND SHIPPING PROCEDURES.  ADM and LS agree to follow the ordering and shipping policies and procedures currently in place, attached hereto as “Exhibit A.”

17.           PRODUCT DISTRIBUTION.

(a)           The ADM Production Facilities.  ADM presently produces ethanol at its plant in Marshall, Minnesota (the “Marshall Plant”), and at its plant in Columbus, Nebraska (the “Columbus Plant”).  The Marshall Plant and the Columbus Plant may be collectively referred to hereafter as the “ADM Production Facilities.”

(b)           Product Substitution.  The parties agree that the ethanol produced at the ADM Production Facilities and the ethanol produced at the LS Production Facilities will be considered fungible and interchangeable for purposes of product distribution under this Agreement.  ADM will not brand, label, or otherwise identify any ethanol sold under this Agreement differently because that ethanol was produced at the LS Production Facilities, as opposed to being produced at the ADM Production Facilities.

(c)           Efficient Product Distribution.  When customers purchase ethanol from ADM that has been produced under this Agreement, ADM may fill the orders of those customers with ethanol produced at the LS Production Facilities, the ADM Production Facilities, or both.  ADM will manage the factors such as customer and delivery locations, order sizes, freight availability, and product delivery logistics in a manner that will result in a reasonably efficient and cost effective product distribution, for the mutual benefit of both LS and ADM.

18.           PRODUCT TESTING.  At least twice each week during the term of this Agreement, and more often at the request of ADM, LS agrees to provide ADM with samples of the ethanol produced at the LS Production Facilities, so that ADM can test LS’s product quality on a regular basis.  ADM agrees to provide LS with the information LS will need in order to collect, pack, and ship these ethanol samples to ADM in a manner satisfactory to ADM.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

19.           COLLECTION AND RETENTION OF PRODUCT SAMPLES.

(a)           Collection of Product Samples.  During the entire term of this Agreement, LS agrees to collect samples of not less than 250 milliliters each from each shipment of ethanol that leaves the LS Production Facilities under this Agreement.  Each such product sample will be labeled to include the production date, the plant at which the product sample was produced, and any other applicable information.

(b)           Retention of Product Samples.  LS agrees to retain these product samples for at least three months after the date of the shipment from which each product sample was taken, in a manner which preserves the integrity of each individual product sample.  Further, LS agrees to promptly provide any of these samples to ADM, at the request of ADM.

20.           THE ACTUAL PRICE FOR ETHANOL SOLD TO ADM BY LS.  ADM agrees to pay LS a price for all ethanol sold to ADM by LS under this Agreement that is equal to the “Final Average Net Ethanol Selling Price,” as defined in this Section 20.  For purposes of this Agreement, the Final Average Net Ethanol Selling Price will be calculated as follows:

(a)           [*]

(b)           [*]

(c)           [*]

(d)           [*]

21.           THE ESTIMATED PRICE FOR ETHANOL SOLD TO ADM BY LS.

(a)           [*]

(b)           [*]

(c)           Invoices and Payments Between LS and ADM.  LS will invoice ADM, upon shipment, at the applicable Estimated Average Net Ethanol Selling Price for all ethanol sold to ADM by LS under this Agreement.  ADM will pay LS for all such ethanol on a “Net 15 Days” basis.

(d)           [*]

(e)           Reconciliation of Estimated Selling Prices and Actual Selling Prices After Each Month.  Within fourteen (14) days after ADM provides LS with the actual Final

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

Average Net Ethanol Selling Price for the preceding month, the parties will reconcile the difference between the Estimated Average Net Ethanol Selling Price and the actual Final Average Net Ethanol Selling Price for the preceding month.  If the Estimated Average Net Ethanol Selling Price exceeded the Final Average Net Ethanol Selling Price, then LS will refund to ADM the overpayments that it previously received from ADM, within fourteen (14) days after the completion of this actual and estimated selling price reconciliation.  In lieu of LS directly refunding any amounts to ADM by separate payment, and ADM directly refunding any amounts to LS by separate payment, under this Section 21(e), the parties may offset the required amounts on their next respective monthly payments.

On the other hand, if the Estimated Average Net Ethanol Selling Price was less than the actual Final Average Net Ethanol Selling Price, then ADM will pay LS the additional amounts owed to LS, within fourteen (14) days after the completion of this actual and estimated selling price reconciliation.

22.           MONTHLY MEETINGS.  Representatives of LS and ADM will meet on a monthly basis to discuss issues related to this Agreement.  It is the intent of both LS and ADM that these monthly meetings be conducted in a manner that complies with all applicable state and federal laws.

23.           MONTHLY RECONCILIATION OF SHIPMENT VOLUMES.  On a monthly basis, LS and ADM will compare and reconcile their information related to the volumes of ethanol shipped from the LS Production Facilities, in order to minimize disputes and disagreements between them under this Agreement, and in order to provide more accurate information for calculating the Average Net Ethanol Selling Price under Section 20 of this Agreement.

In the event that the parties are unable to agree on which party’s numbers are correct for any month, the average of the parties’ numbers for such month shall be used unless either party demands resolution of the issue pursuant to Section 31 of this Agreement.

24.           AUDITING OF ADM’S BOOKS AND RECORDS.

(a)           Audit of Records.  During the term of this Agreement, LS may either periodically inspect or periodically require that quarterly or annual audits or reviews performed upon those books and records of ADM directly related to the ethanol bought and sold under this Agreement.  The audits or reviews shall be performed in accordance with generally accepted accounting principals by an independent certified public accounting firm selected by LS.  The purposes of the audits shall be to confirm the accuracy and completeness of information provided by ADM to LS, the Average Net Ethanol Selling Price, ADM’s sales and shipment volumes for ethanol purchased under this Agreement, and to verify any other information related to this Agreement.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

LS shall be responsible for any accounting fees incurred during such audits or reviews.

(b)           Confidentiality Obligations.  Any such independent public accountants hired by LS will be subject to the same confidentiality obligations that LS is subject to under Section 26 of this Agreement.   LS agrees to inform its accountants of those confidentiality obligations.

(c)           Challenges.  Any disputes arising from the audit or review of ADM’s books and records shall be resolved pursuant to Section 31 hereof.

25.           FINANCIAL INFORMATION.  On a quarterly basis, LS will provide ADM with copies of current balance sheets, income statements, and statements of cash flows (audited if available) related to LS.  However, for each quarter during which ADM is a limited partner of LS, the requirements of this Section 25 shall be deemed satisfied by virtue of ADM’s access to such information in its capacity as a limited partner of LS.

26.           HANDLING OF CONFIDENTIAL INFORMATION.  The parties acknowledge that they will be exchanging information about their businesses under this Agreement which is confidential and proprietary, and the parties agree to handle that confidential and proprietary information in the manner described in this Section 26.

(a)           Definition of Confidential Information.  For purposes of this Agreement, the term “Confidential Information” will mean information related to the business operations of LS or ADM that meets all of the following criteria:

(i)            The information must not be generally known to the public, and must not be a part of the public domain.

(ii)           The information must belong to the party claiming it is confidential, and must be in that party’s possession.

(iii)          The information must have been protected and safeguarded by the party claiming it is confidential by measures that were reasonable under the circumstances before the information was disclosed to the other party.

(iv)          The disclosure of the information to third parties must be likely to result in adverse consequences to the party claiming it is confidential.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

(v)           Written information must be clearly designated in writing as “CONFIDENTIAL INFORMATION” by the party claiming it is confidential before it is disclosed to the other party, except that all information about costs and prices will always be considered Confidential Information under this Agreement, without the need for specifically designating it as such.

(vi)          Verbal Confidential Information which is disclosed to the other party must be summarized in writing, designated in writing as “CONFIDENTIAL INFORMATION,” and transmitted to the other party within ten (10) days of the verbal disclosure.

(b)           Limitations on the Use of Confidential Information.  Each party agrees that it will not use any Confidential Information that it obtains about the other party for any purpose, other than to perform its obligations under this Agreement or make disclosures to the Securities and Exchange Commission (“SEC”) required by law in the opinion of LS’ legal counsel.  The parties recognize that Little Sioux Corn Processors, LLC, LS’s general partner, will file this Agreement and disclosures regarding this Agreement with the SEC by LS and this Agreement will therefore be publicly available to the extent that the provisions are not eligible for protection via a confidential treatment request.  Little Sioux Corn Processors, LLC will request confidential treatment for the terms of this Agreement that disclose the payments to be made to ADM hereunder, and other information to the extent that its legal counsel advises that any such other information contained herein is eligible for confidential treatment by the SEC.  LS and Little Sioux Corn Processors, LLC shall have no duty or responsibility to request confidential treatment if, in the opinion of its legal counsel, confidential treatment is not available.

(c)           The Duty not to Disclose Confidential Information.  The parties agree that they will not disclose any Confidential Information about each other to any person or organization, other than their respective legal counsel and accountants, without first getting written consent to do so from the other party.  This will be the case both while this Agreement is in effect and for a period of five (5) years after it has been terminated.

(d)           The Duty to Notify the Other Party in Cases of Improper Use or Disclosure.  Each party agrees to immediately notify the other party if either party becomes aware of any improper use of or any improper disclosure of the Confidential Information of the other party at any time while this Agreement is in effect, and for a period of five (5) years after it has been terminated.

(e)           Protection of the Confidential Information.  Each party agrees to develop effective procedures for protecting the Confidential Information that it obtains from the

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

other party, and to implement those procedures with the same degree of care that it uses in protecting its own Confidential Information.

(f)            Return of the Confidential Information.  Immediately upon the termination of this Agreement, each party agrees to return to the other party all of the other party’s Confidential Information that is in its possession or under its control.

27.           RIGHT OF OFFSET.  A party hereto (the “Withholding Party”) has the right to withhold payments otherwise required hereby from the other party hereto (the “Withheld Party”) as an offset against any payments that the Withheld Party fails to make under Sections 13 and 21 hereof.  If a Withholding Party exercises its right of offset at any time, the Withheld Party may request a written explanation from the Withholding Party that includes the amount of the offset claimed and the basis for the exercise of the offset.  Upon receiving such written notice for an explanation, the Withholding Party shall promptly provide a reasonably detailed explanation to the Withheld Party.

28.           INSURANCE.

(a)           LS’s Insurance.  During the entire term of this Agreement, LS will maintain insurance coverage which is standard, in the reasonable opinion of ADM, for a company of its type and size which is engaged in the business of producing and selling ethanol.  At a minimum, LS’s insurance coverage must include:

(i)            Comprehensive General Product and Public Liability Insurance,            naming ADM as an additional named insured, with liability limits of at least five million dollars ($5,000,000) in the aggregate.

(ii)           Property and Casualty Insurance adequately insuring the LS Production Facilities and LS’s other assets against theft, damage, and destruction, on a replacement cost basis.

(iii)          Workers’ Compensation Insurance, to the extent required by law.

On or before the Effective Date of this Agreement, LS will provide ADM with a Certificate of Insurance Coverage verifying that insurance coverage complying with the requirements of this Section 28 is in place.

LS will not change its insurance coverage during the term of this Agreement, except to increase it or enhance it, without the prior written consent of ADM.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

(b)           ADM’S Insurance.  ADM now has, and will maintain during the entire term of this Agreement, comprehensive general liability insurance with liability limits of at least five million dollars ($5,000,000) in the aggregate.  During the entire term of this Agreement, LS will be an additional named insured under ADM’s comprehensive general liability insurance policy.

29.           MUTUAL INDEMNIFICATION.  If any third party makes a claim against ADM or any person or organization related to ADM as a result of the actions or omissions of LS or any person or organization related to LS, including but not limited to claims related to the quality of the ethanol produced by LS, then LS agrees to indemnify ADM and its related persons and organizations, and to hold all of them harmless from any liabilities, damages, costs, and/or expenses, including costs of litigation and reasonable attorneys’ fees, which they incur as a result of any such claims made against them by third parties.

The indemnification obligations of the parties under this Agreement will be mutual, and ADM therefore makes the same commitment to indemnify LS and its related persons or organizations that LS has made to ADM in the proceeding paragraph.

30.           SURVIVAL OF REPRESENTATIONS, WARRANTIES, AGREEMENTS, AND CLAIMS.  All representations, warranties, and agreements made in connection with this Agreement will survive the termination of this Agreement.  The parties will therefore be able to pursue claims related to those representations, warranties, and agreements after the termination of this Agreement, unless those claims are barred by the applicable statutes of limitation.

Similarly, any claims that the parties have against each other that arise out of actions or omissions that take place while this Agreement is in effect will survive the termination of this Agreement.  This means that those claims may be pursued by the parties even after the termination of this Agreement, unless those claims are barred by the applicable statutes of limitation.

31.           ALTERNATIVE DISPUTE RESOLUTION AND ATTORNEYS FEES AND COSTS

(a)           Mediation.  Any dispute, controversy or claim arising out of or relating to this Agreement which cannot be independently resolved by the parties shall then be attempted to be resolved by mediation with a single mediator selected by mutual agreement of the parties.  If the parties are unable to agree on a mediator, such mediation, including without limitation, the selection of the mediator, shall be administered under the Commercial Mediation Rules of the American Arbitration Association

(b)           Attorney’s Fees and Costs.  The parties agree that the prevailing partying in any dispute resolution proceedings related to this Agreement shall be entitled to collect that

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

portion of its costs, expenses, and reasonable attorneys’ fees from the other party that the award of the court bears to the amount claimed by the prevailing party in the proceeding.  The same shall be true if one of the parties incurs costs, expenses, or attorneys’ fees in connection with the enforcement or the protection of its rights under this Agreement, as a result of an uncured breach by the other party.  The breaching party shall reimburse the other party for costs, expenses, and reasonable attorneys’ fees incurred after the expiration of the applicable cure period, regardless of whether or not the enforcement or the protection of the rights of the other party involved judicial proceedings or other formal dispute resolution proceedings.

32.           TITLE AND RISK OF LOSS.  With regard to the ethanol sold to ADM by LS under this Agreement, title to and risk of loss for such ethanol will pass from LS to ADM when the ethanol leaves the premises (not the Production Facilities) of LS.

33.           GOVERNING LAW AND FORUM.  The parties agree that the Agreement will be governed by, interpreted under, and enforced in accordance with Iowa law and hereby consent to the jurisdiction of the United States District Court for the Northern District of Iowa sitting in Sioux City, Iowa whenever federal jurisdictional requirements are otherwise satisfied, and alternatively the jurisdiction of the Iowa District Court in and for Cherokee County District Court, sitting in Cherokee, Iowa, for the resolution of all disputes and legal proceedings arising hereunder, and the parties waive any defense they might otherwise have to venue.

34.           NOTICES.  All notices related to this Agreement which relate to breaches of this Agreement, indemnification claims or other claims being made under this Agreement, challenges to the books and records of the parties, or the termination of this Agreement (the “Significant Notices”) must be in writing, and must be delivered personally or sent by certified or registered mail, return receipt requested.  All Significant Notices will be effective, and will be deemed to have been received, upon the actual receipt of the Significant Notice by its intended recipient, meaning either LS or ADM.

Subject to change upon ten (10) days written notice to the other party, all written notices to LS provided for in this Agreement will be addressed as follows:

Steve Roe

President

Little Sioux Corn Processors, LLC

4808 F Avenue

Marcus, IA 51035

with a copy to:

William E. Hanigan, Esq.

BrownWinick

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

.666 Grand Ave., Suite 2000

Des Moines, IA 50309

and notices to ADM will be addressed as follows:

Archer Daniels Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Attn:  Martin A. Lyons

Archer Daniels Midland Company

4666 Faries Parkway

Decatur, Illinois 62526

Attn:  General Counsel

Written notices required or permitted under this Agreement which are not Significant Notices may be hand delivered, sent by mail, or sent via facsimile.  These written notices will be effective, and will be deemed to have been received, upon the actual receipt of the written notices by their intended recipients, meaning either LS or ADM.

35.           ASSIGNMENT; SUCCESSORS AND ASSIGNS.  Because of ADM’s concerns about product quality, and because of LS’s concerns about the proper performance of the services to be provided by ADM, neither party may assign its rights or obligations under this Agreement without the written consent of the other party, which consent will not be unreasonably withheld.  This Agreement will be binding on the successors of the parties, and their assigns.

36.           NO WAIVER.  If any party to this Agreement fails to insist upon strict performance of any obligation under this Agreement, that failure will not result in a waiver of that party’s right to demand strict performance in the future.  This will still be the case, no matter how long the failure to insist upon strict performance continues.

37.           ENTIRE AGREEMENT.  This Agreement, and the other documents related to the business transactions described in this Agreement which are referred to either generally or specifically in this Agreement, set out the entire agreement between the parties regarding the business transactions described in this Agreement.  This Agreement and those other documents supersede all prior understandings between the parties with respect to the subject matter of this Agreement.  The parties agree that there are no other oral or written understandings or agreements between them regarding the subject matter of this Agreement.

38.           AMENDMENT, MODIFICATION, OR WAIVER.  No amendment, modification, or waiver of any provision of this Agreement or any other related document will be

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

effective unless it is made in writing, unless it is signed by the parties to be bound by it, and unless it clearly specifies the extent and nature of the amendment, modification, or waiver.

39.           SEVERABILITY.  If any provision of this Agreement or any other related document is held to be invalid or unenforceable under any applicable law, that holding will not affect the validity or enforceability of the rest of this Agreement, or the other related document.  Also, any provision of this Agreement or any other related document which is held to be invalid or unenforceable will not be completely invalidated, but will instead be considered amended to the extent necessary to remove the cause of the invalidity or unenforceability.

40.           INTERPRETATION.  This Agreement and any other documents related to it will be interpreted in a fair and neutral manner, without favoring one party over the other.  No provision of this Agreement or any other document related to it will be interpreted for or against either party because the provision was drafted by that party, or its legal representative.

41.           UNDERSTANDING OF AND VOLUNTARY EXECUTION OF THE AGREEMENT.  The parties acknowledge and agree that they have read this Agreement, that they understand it, and that they are entering into it willingly and voluntarily.  The parties further acknowledge that they either consulted with their respective legal counsel, or had ample opportunity to consult with their respective legal counsel, before entering into this Agreement.

42.           HEADINGS AND CAPTIONS.  The headings and captions of the sections and subsections of this Agreement are inserted for convenience of reference only, and do not constitute part of the Agreement.

43.           SUPERSEDING OF OTHER AGREEMENTS.  It is the intent of the parties that this Agreement be consistent with any other documents or agreements related to the same subject matter covered in this Agreement.  However, in the event of any inconsistencies, the parties agree that this Agreement will supersede and take priority over the other inconsistent documents or agreements, except in cases where there is specific contract language to the contrary which has been agreed upon by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth above, to be effective as of the Effective Date.

ARCHER DANIELS MIDLAND CO.		LSCP, L.L.L.P.

By:	/s/ Martin A. Lyons	By:	Little Sioux Corn Processors, LLC
	March 12, 2007	Its:	General Partner

		By:	/s/ Steve Roe, President

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

Steve Roe, President

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.

EXHIBIT A

ORDERING AND SHIPPING PROCEDURES

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed with the United States Securities and Exchange Commission.